UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ACR GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	74-2008473
(State of Incorporation or Organization)	(IRS Employer Identification No.)

3200 Wilcrest Drive, Suite 440

Houston, Texas 77042

(Address of Principal Executive Offices and Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common Stock, par value $.01 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:    None

Item 1. Description of Registrant’s Securities to be Registered

A description of the registrant’s common stock, par value $.01 per share, is set forth under “ Description of Common Stock” in the registrant’s Registration Statement on Form S-1 (Registration No. 2-80998), filed with the Securities and Exchange Commission (the “Commission”) on December 21, 1982, as amended on each of January 7, 1983, February 3, 1983, February 17, 1983, which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit	Description

3.1	Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for fiscal year ended June 30, 1991)

3.2	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for fiscal year ended February 28, 1993)

3.3	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for fiscal year ended June 30, 1991)

3.4	Amendment to Bylaws dated December 8, 1992 (Incorporated by reference to Exhibit 3.4 to the Annual Report on Form 10-K for fiscal year ended February 28, 1993)

4.1	Specimen of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K for fiscal year ended February 28, 1993)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ACR GROUP, INC.

Date: March 17, 2006	By: /s/ Anthony R. Maresca

	Name:	Anthony R. Maresca
	Title:	Senior Vice President and Chief Financial Officer